Exhibit 23.3

Consent  of  Hoefer & Arnett  Incorporated  as  Financial  Advisor  to North Bay
Bancorp

                                February 7, 2000







         North Bay Bancorp
         1500 Soscol Avenue
         Napa, California 94559


                  We hereby consent to the inclusion of the Fairness Opinion of Hoefer & Arnett Incorporated in Amendment No. 1 to the Form SB-2 Registration Statement of North Bay Bancorp. We also consent to references made in such Registration Statement, and the included prospectus, to Hoefer & Arnett Incorporated. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission thereunder.

                                    Hoefer & Arnett Incorpoarted

                                    /s/ Jean-Luc Servat
                                    ----------------------------
                                    By: Jean-Luc Servat
                                    Managing Director